Exhibit 21.3

                                 Subsidiaries of

                          IPC Information Systems, Inc.

Name:                                                    Place of Incorporation:
-----                                                    -----------------------

IPC Information Systems                                  United Kingdom
Dealerphone, Ltd.                                        United Kingdom
HNG Corp.                                                Delaware
RIE Corp.                                                Delaware
IPC Information Systems Far East, Inc.                   Delaware
IPC Information Systems Canada, Inc.                     Canada
IPC Information Systems Asia Pacific, Limited            Hong Kong
IPC Bridge, Inc.                                         New York
International Exchange Networks, Ltd.                    Delaware
International Exchange Network Corp.                     Delaware
IXNET LTD.                                               United Kingdom
IXNET Japan Co., Ltd.                                    Japan
IXNET PTE LTD.                                           Singapore
International Exchange Networks (Hong Kong) Limited      Hong Kong
International Exchange Network SAS                       France
International Exchange Network GmbH                      Germany
IXNET Brasil Comercio E Participacoes Ltda.              Brazil
International Exchange Networks (Mexico), S.A. de C.V.   Mexico